Exhibit 4.1
[1997 Stock Compensation Program]

HOLL TECHNOLOGIES COMPANY
1997 STOCK COMPENSATION PROGRAM
           1. Purpose. This Holl Technologies Company 1997 Stock Compensation Program (the “Program”) is intended to secure for Holl Technologies Company (the “Company”) and its subsidiaries, if any, and its stockholders the benefits arising from ownership of the Company’s common stock (the “Common Stock”) by those selected key individuals of the Company and its subsidiaries, if any, who will be responsible for the future growth of such corporations. The Program is designed to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries, if any, and to provide key individuals with an additional incentive to contribute to the success of the corporations. Nothing contained herein shall be construed to amend or terminate any existing options granted by the Company.
          2. Elements of the Program. In order to maintain flexibility in the award of stock benefits, the Program is composed of seven parts. The first part is the Incentive Stock Option Plan (the “Incentive Plan”) under which are granted incentive stock options (the “Incentive Options”). The second part is the Compensatory Stock Option Plan (the “Nonqualified Plan”) under which are granted nonqualified stock options (the “Nonqualified Options”). The third part is the Restricted Shares Plan (the “Restricted Plan”) under which are granted restricted shares of Common Stock. The fourth part is the Employee Stock Purchase Plan (the “Stock Purchase Plan”). The fifth part is the Non-Employee Director Stock Option Plan (the “Directors Plan”) under which grants of options to purchase shares of Common Stock may be made to non-employee directors of the Company. The sixth part is the Stock Appreciation Rights Plan (the “SAR Plan”) under which SARs (as defined therein) are granted. The seventh part is the Other Stock Rights Plan (the “Stock Rights Plan”) under which (i) units representing the equivalent of shares of Common Stock (the “Performance Shares”) are granted; (ii) payments of compensation in the form of shares of Common Stock pursuant to Section 6 of the Stock Rights Plan (the “Stock Payments”) are granted; and (iii) rights pursuant to Section 7 of the Stock Rights Plan to receive cash or shares of Common Stock based on the value of dividends paid with respect to a share of Common Stock (the “Dividend Equivalent Rights” ) are granted. The Incentive Plan, the Nonqualified Plan, the Restricted Plan, the Stock Purchase Plan, the Directors Plan, the SAR Plan and the Stock Rights Plan are included herein as Part I, Part II, Part III, Part IV, Part V, Part VI, and Part VII, respectively, and are collectively referred to herein as the “Plans”. The grant of an option, SAR, or restricted share or rights to purchase shares under one of the Plans shall not be construed to prohibit the grant of an option, SAR or restricted share or rights to purchase shares under any of the other Plans.
          3. Applicability of General Provisions. Unless any Plan specifically indicates to the contrary, all Plans shall be subject to the General Provisions of the Holl Technologies Company Stock Compensation Program set forth below.
          4. Administration of the Plans. The Plans shall be administered, construed, governed, and amended in accordance with their respective terms.
GENERAL PROVISIONS OF STOCK COMPENSATION PROGRAM
          Article 1. Administration. The Program shall be administered by the Company’s Board of Directors (the “Board”) or by a committee appointed by the Board after the Company has been registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), consisting of not less than two directors who are “Non-Employee Directors” within the meaning of Rule 16b-3 promulgated pursuant to the

Exchange Act. Subject to the foregoing limitations, as applicable, the Board may from time to time remove members from the committee, fill all vacancies on the committee, however caused, and may select one of the members of the committee as its Chairman. The members of the Board or committee, when acting to administer the Program, are herein collectively referred to as the “Program Administrators.”
          The Program Administrators shall hold meetings at such times and places as they may determine and as necessary to approve all grants and other transactions under the Program as required under Rule 16b-3(d) of the Exchange Act, shall keep minutes of their meetings, and shall adopt, amend, and revoke such rules and procedures as they may deem proper with respect to the Program. Any action of the Program Administrators shall be taken by majority vote or the unanimous written consent of the Program Administrators.
          Article 2. Authority of Program Administrators. Subject to the other provisions of this Program, and with a view to effecting its purpose, the Program Administrators shall have sole authority, in their absolute discretion, (a) to construe and interpret the Program; (b) to define the terms used herein; (c) to determine the individuals to whom options and restricted shares and rights to purchase shares shall be granted under the Program; (d) to determine the time or times at which options and restricted shares or rights to purchase shares shall be granted under the Program; (e) to determine the number of shares subject to each option, restricted share and purchase right, the option price, the duration of each option granted under the Program, and the price of any share purchase; (f) to determine all of the other terms and conditions of options and restricted shares and purchase rights granted under the Program; and (g) to make all other determinations necessary or advisable for the administration of the Program and to do everything necessary or appropriate to administer the Program. All decisions, determinations, and interpretations made by the Program Administrators shall be binding and conclusive on all participants in the Program (the “Plan Participants”) and on their legal representatives, heirs, and beneficiaries.
          Article 3. Maximum Number of Shares Subject to the Program. The maximum aggregate number of shares of Common Stock subject to the Plans shall be 750,000 shares. The shares of Common Stock to be issued upon exercise of an option, to the extent exercised for shares of Common Stock, issued as restricted shares or issued upon stock purchases may be authorized but unissued shares, shares issued and reacquired by the Company or shares purchased by the Company on the open market. If any of the options granted under the Program expire or terminate for any reason before they have been exercised in full, the unpurchased shares subject to those expired or terminated options shall cease to reduce the number of shares available for purposes of the Program. If the conditions associated with the grant of restricted shares are not achieved within the period specified for satisfaction of the applicable conditions, or if the restricted share grant terminates for any reason before the date on which the conditions must be satisfied, the shares of Common Stock associated with such restricted shares shall cease to reduce the number of shares available for purposes of the Program.
          The proceeds received by the Company from the sale of its Common Stock pursuant to the exercise of options, transfer of restricted shares or issuance of stock purchased under the Program, if in the form of cash, shall be added to the Company’s general funds and used for general corporate purposes.
          Article 4. Eligibility and Participation. Officers, key employees, directors (whether employee directors or nonemployee directors), and independent contractors or agents of the Company or its subsidiaries who are responsible for or contribute to the management, growth, or profitability of the business of the Company or its subsidiaries shall be eligible for selection by the Program Administrators to participate in the Program. However, Incentive Options may be granted under the Incentive Plan only to a person who is an employee of the Company or its subsidiaries. An employee may be granted Nonqualified Options under the Program; provided, however, that the grant of Nonqualified Options and Incentive Options to an employee shall be the grant of separate options and each Nonqualified Option and each Incentive Option shall be specifically designated as such in accordance with applicable provisions of the Treasury Regulations.
          The term “subsidiary” as used herein means any Company, other than the Company, in an unbroken chain of Companies, beginning with the Company if, at the time of any grant hereunder, each of the companies , other than the last company in the unbroken chain, owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other companies in such chain.
          Article 5. Effective Date and Term of Program. The Restricted Plan , the Nonqulaified Plan and the Directors Plan shall become effective upon their adoption by the Board of Directors of the Company or the Program Administrators. The Incentive Plan and the Stock Purchase Plan shall become effective upon their adoption by the Board of Directors of the Company or the Program Administrators subject to approval of the Program by a majority of the stockholders of the Company voting in person or by proxy at a meeting of stockholders following adoption of the Program by the Board of Directors, which vote shall be taken within 12 months of adoption of the Program by the Company’s Board of Directors. The Program shall continue in effect for a term of 10 years unless sooner terminated under Article 7 of these General Provisions.
          Article 6. Adjustments. If the outstanding shares of Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options and restricted shares may be granted under this Program. A corresponding adjustment changing the number and kind of shares allocated to unexercised options, restricted shares, or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each share or other unit of any security covered by the option.
          Article 7. Termination and Amendment of Program. The Program shall terminate 10 years from the date such program is adopted by the Board of Directors, or the date such program is approved by the stockholders, whichever is earlier, or shall terminate at such earlier time as the Board of Directors may so determine. No options or restricted shares shall be granted and no stock shall be sold and purchased under the Program after that date. Subject to the limitation contained in Article 8 of these General Provisions, the Program Administrators may at any time amend or revise the terms of the Program, including the form and substance of the option, restricted share and stock purchase agreements to be used hereunder; provided, however, that without approval by the stockholders of the Company representing a majority of the voting power (as contained in Article 5 of these General Provisions) no amendment or revision shall (a) increase the maximum aggregate number of shares that may be sold or distributed pursuant to options or restricted shares granted or stock sold and purchased under this Program, except as permitted under Article 6 of these General Provisions; (b) change the minimum purchase price for shares under Section 4 of Plans I and II or the Purchase Price for shares under Plan IV; (c) increase the maximum term established under the Plans for any option or restricted share; (d) permit the granting of an option, restricted share or right to purchase shares to anyone other than as provided in Article 4 of the General Provisions; (e) change the term of the Program described in Article 5 of these General Provisions; or (f) materially increase the benefits accruing to Plan Participants under the Program.

          Article 8. Prior Rights and Obligations. No amendment, suspension, or termination of the Program shall, without the consent of the individual who has received an option or restricted share or who has purchased a specified share or shares under Plan IV, alter or impair any of that person’s rights or obligations under any option or restricted share granted or shares sold and purchased under the Program prior to that amendment, suspension, or termination.
          Article 9. Privileges of Stock Ownership. Notwithstanding the exercise of any option granted pursuant to the terms of this Program, the achievement of any conditions specified in any restricted share granted pursuant to the terms of this Program or the election to purchase any shares pursuant to the terms of this Program, no individual shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of stock issuable upon the exercise of his or her option, the satisfaction of his or her restricted share conditions or the sale, purchase and issuance of such purchased shares until certificates representing the shares have been issued and delivered. No shares shall be required to be issued and delivered upon exercise of any option, satisfaction of any conditions with respect to a restricted share or a purchaser under Plan IV unless and until all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities shall have been fully complied with.
          Article 10. Reservation of Shares of Common Stock. The Company, during the term of this Program, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Program. In addition, the Company will from time to time, as is necessary to accomplish the purposes of this Program, seek or obtain from any regulatory agency having jurisdiction any requisite authority in order to issue and sell shares of Common Stock hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of its stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of the stock as to which the requisite authority shall not have been obtained.
          Article 11. Tax Withholding. The exercise of any option or restricted share granted or the sale and issuance of any shares to be purchased under this Program are subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, the exercise of the option or restricted share or the sale and issuance of any shares to be purchased shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company. At the Company’s sole and complete discretion, the Company may, from time to time, accept shares of the Company’s stock subject to one of the Plans as the source of payment for such liabilities.
          Article 12. Rule 16b-3 Compliance. It is the express intent of the Company that this Program comply in all respects with applicable provisions of the Rule 16b-3 or Rule 16a-1(c)(3) under the Exchange Act in connection with any grant of awards to, or other transaction by, a Plan Participant who is subject to Section 16 of the Exchange Act (except for transactions exempted under alternative Exchange Act Rules). Accordingly, if any provision of the Program or any agreement relating to any award thereunder does not comply with Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Plan Participant shall avoid liability under Section 16(b).
PLAN I

HOLL TECHNOLOGIES COMPANY
INCENTIVE STOCK OPTION PLAN
          Section 1. Purpose. The purpose of this Holl Technologies Company Incentive Stock Option Plan (the “Incentive Plan”) is to promote the growth and general prosperity of the Company by permitting the Company to grant options to purchase shares of its Common Stock. The Incentive Plan is designed to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries, and to provide key individuals with an additional incentive to contribute to the success of the Company. The Company intends that options granted pursuant to the provisions of the Incentive Plan will qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). This Incentive Plan is Part I of the Program. Unless any provision herein indicates to the contrary, this Incentive Plan shall be subject to the General Provisions of the Program.
          Section 2. Option Terms and Conditions. The terms and conditions of options granted under the Incentive Plan may differ from one another as the Program Administrators shall, in their discretion, determine as long as all options granted under the Incentive Plan satisfy the requirements of the Incentive Plan.
          Section 3. Duration of Options. Each option and all rights thereunder granted pursuant to the terms of the Incentive Plan shall expire on the date determined by the Program Administrators, but in no event shall any option granted under the Incentive Plan expire later than ten (10) years from the date on which the option is granted. However, notwithstanding the above portion of this Section 3, if at the time the option is granted the grantee (the “Optionee”) owns or would be considered to own by reason of Code Section 424(d) more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, such option shall expire not more than 5 years from the date the option is granted. In addition, each option shall be subject to early termination as provided in the Incentive Plan.
          Section 4. Purchase Price. The purchase price for shares acquired pursuant to the exercise, in whole or in part, of any option shall not be less than the fair market value of the shares at the time of the grant of the option. Fair market value (the “Fair Market Value”) shall be determined by the Program Administrators on the basis of such factors as they deem appropriate; provided, however, that Fair Market Value on any day shall be deemed to be, if the Common Stock is traded on a national securities exchange, the closing price (or, if no reported sale takes place on such day, the mean of the reported bid and asked prices) of the Common Stock on such day on the principal such exchange, or, if the stock is included on the composite tape, the composite tape. In each case, the Program Administrators’ determination of Fair Market Value shall be conclusive.
          Notwithstanding the above portion of this Section 4, if at the time an option is granted the Optionee owns or would be considered to own by reason of Code Section 424(d) more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, the purchase price of the shares covered by such option shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the option is granted.
          Section 5. Maximum Amount Of Options Exercisable in Any Calendar Year. Notwithstanding any other provision of this Incentive Plan, the aggregate Fair Market Value (determined at the time any Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock

Options become exercisable for the first time by any employee during any calendar year under all stock option plans of the Company and its subsidiaries shall not exceed $100,000.
          Section 6. Exercise of Options. Each option shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative as determined by the Program Administrators. No option may be exercised for a fraction of a share of Common Stock. The purchase price of any shares purchased shall be paid in full in cash or by certified or cashier’s check payable to the order of the Company or by shares of Common Stock, if permitted by the Program Administrators, or by a combination of cash, check, or shares of Common Stock, at the time of exercise of the option. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be tendered at their then Fair Market Value as determined by the Program Administrators in accordance with Section 4 of this Incentive Plan. Payment in shares of Common Stock includes the automatic application of shares of Common Stock received upon exercise of an option to satisfy the exercise price for additional options.
          Section 7. Reorganization. In the event of the dissolution or liquidation of the Company, any option granted under the Incentive Plan shall terminate as of a date to be fixed by the Program Administrators; provided that not less than 30 days’ written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period (unless such option shall have previously expired) to exercise any option, including any option that would not otherwise be exercisable by reason of an insufficient lapse of time.
          In the event of a Reorganization (as defined below) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a subsidiary of another company after the effective date of the Reorganization, then:
               (a) if there is no plan or agreement respecting the Reorganization (the “Reorganization Agreement”) or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the outstanding options for options of another corporation, then exercise and termination provisions equivalent to those described in this Section 7 shall apply; or
               (b) if there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion, or exchange of the outstanding options for options of another corporation, then the Program Administrators shall adjust the outstanding unexercised options (and shall adjust the options remaining under the Incentive Plan which have not yet been granted if the Reorganization Agreement makes specific provision for such an adjustment) in a manner consistent with the applicable provisions of the Reorganization Agreement.
The term “Reorganization” as used in this Section 7 shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company or a sale of the Common Stock pursuant to which the Company is or becomes a subsidiary of another company after the effective date of the Reorganization.
          Adjustments and determinations under this Section 7 shall be made by the Program Administrators, whose decisions as to such adjustments or determinations shall be final, binding, and conclusive.

          Section 8. Written Notice Required. Any option granted pursuant to the terms of the Incentive Plan shall be exercised when written notice of that exercise has been given to the Company at its principal office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Company.
          Section 9. Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any option granted under the Incentive Plan, unless the exercise of that option and the issuance and delivery of those shares pursuant to that exercise shall comply with all applicable provisions of foreign, state and federal law including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require an Optionee to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restriction imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her option and the imposition of stop-transfer instructions restricting their transferability as required by law or by this Section 9.
          Section 10. Employment of Optionee. Each Optionee, if requested by the Program Administrators, must agree in writing as a condition of receiving his or her option, that he or she will remain in the employment of the Company or its subsidiary corporations following the date of the granting of that option for a period specified by the Program Administrators. Nothing in the Incentive Plan or in any option granted hereunder shall confer upon any Optionee any right to continued employment by the Company or its subsidiary corporations or limit in any way the right of the Company or its subsidiary corporations at any time to terminate or alter the terms of that employment.
          Section 11. Option Rights Upon Termination of Employment. If an Optionee ceases to be employed by the Company or any subsidiary corporation for any reason other than death or disability, his or her option shall immediately terminate; provided, however, that the Program Administrators may, in their discretion, allow the option to be exercised (to the extent exercisable on the date of termination of employment) at any time within three months after the date of termination of employment, unless either the option or the Incentive Plan otherwise provides for earlier termination.
          Section 12. Option Rights Upon Disability. If an Optionee becomes disabled within the meaning of Code Section 422(e)(3) while employed by the Company or any subsidiary corporation, the Program Administrators, in their discretion, may allow the option to be exercised, to the extent exercisable on the date of termination of employment, at any time within one year after the date of termination of employment due to disability, unless either the option or the Incentive Plan otherwise provides for earlier termination.
          Section 13. Option Rights Upon Death of Optionee. Except as otherwise limited by the Program Administrators at the time of the grant of an option, if an Optionee dies while employed by the Company or any subsidiary corporation, or within three months after ceasing to be an employee thereof, his or her option shall expire one year after the date of death unless by its terms it expires sooner. During this one year or shorter period, the option may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the optionee’s rights under the option shall pass by will or by the laws of descent and distribution, but only to the extent that the Optionee is entitled to exercise the option at the date of death.
          Section 14. Options Not Transferable. Options granted pursuant to the terms of the Incentive Plan may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of an Optionee only by that Optionee. No such options shall be pledged or hypothecated in any way nor shall they be subject to execution, attachment, or similar process.
          Section 15. Adjustments to Number and Purchase Price of Optioned Shares. All options granted pursuant to the terms of this Incentive Plan shall be adjusted in the manner prescribed by Article 6 of the General Provisions of this Program.
PLAN II
HOLL TECHNOLOGIES COMPANY
COMPENSATORY STOCK OPTION PLAN
          Section 1. Purpose. The purpose of this Holl Technologies Company Compensatory Stock Option Plan (the “Nonqualified Plan”) is to permit the Company to grant options to purchase shares of its Common Stock. The Nonqualified Plan is designed to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries, and to provide key individuals with an additional incentive to contribute to the success of the Company. Any option granted pursuant to the Nonqualified Plan shall be clearly and specifically designated as not being an incentive stock option, as defined in Section 422 of the Code. This Nonqualified Plan is Part II of the Program. Unless any provision herein indicates to the contrary, the Nonqualified Plan shall be subject to the General Provisions of the Program.
          Section 2. Option Terms and Conditions. The terms and conditions of options granted under the Nonqualified Plan may differ from one another as the Program Administrators shall in their discretion determine as long as all options granted under the Nonqualified Plan satisfy the requirements of the Nonqualified Plan.
          Section 3. Duration of Options. Each option and all rights thereunder granted pursuant to the terms of the Nonqualified Plan shall expire on the date determined by the Program Administrators, but in no event shall any option granted under the Nonqualified Plan expire later than ten (10) years from the date on which the option is granted. In addition, each option shall be subject to early termination as provided in the Nonqualified Plan.
          Section 4. Purchase Price. The purchase price for shares acquired pursuant to the exercise, in whole or in part, of any option shall not be less than the fair market value of the shares at the time of the grant of the option. Fair market value (the “Fair Market Value”) shall be determined by the Program Administrators on the basis of such factors as they deem appropriate; provided, however, that Fair Market Value on any day shall be deemed to be, if the Common Stock is traded on a national securities exchange, the closing price (or, if no reported sale takes place on such day, the mean of the reported bid and asked prices) of the Common Stock on such day on the principal such exchange, or, if the stock is included on the composite tape, the composite tape. In each case, the Program Administrators’ determination of Fair Market Value shall be conclusive.
          Section 5. Exercise of Options. Each option shall be exercisable in one or more installments during its term and the right to exercise may be cumulative as determined by the Program Administrators. No option may be exercised for a fraction of a share of Common Stock. The purchase price of any shares purchased shall be paid in full in cash or by certified or cashier’s check payable to the order of the Company or by shares of Common Stock, if permitted by the Program Administrators, or by a combination of cash, check, or shares of Common Stock, at the time of exercise of the option. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be tendered at their then Fair Market Value as determined by the Program Administrators in accordance with Section 4 of the Nonqualified Plan. Payment in shares of Common Stock includes the automatic application of shares of Common Stock received upon exercise of an option to satisfy the exercise price for additional options.
          Section 6. Reorganization. In the event of the dissolution or liquidation of the Company, any option granted under the Nonqualified Plan shall terminate as of a date to be fixed by the Program Administrators; provided that not less than 30 days’ written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period (unless such option shall have previously expired) to exercise any option, including any option that would not otherwise be exercisable by reason of an insufficient lapse of time.
          In the event of a Reorganization (as defined below) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a subsidiary of another company after the effective date of the Reorganization, then:
               (a) if there is no plan or agreement respecting the Reorganization (“Reorganization Agreement”) or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the outstanding options for options of another corporation, then exercise and termination provisions equivalent to those described in this Section 6 shall apply; or
               (b) if there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion, or exchange of the outstanding options for options of another corporation, then the Program Administrators shall adjust the outstanding unexercised options (and shall adjust the options remaining under the Nonqualified Plan which have not yet been granted if the Reorganization Agreement makes specific provision for such an adjustment) in a manner consistent with the applicable provisions of the Reorganization Agreement.
The term “Reorganization” as used in this Section 6 shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company or a sale of the Common Stock pursuant to which the Company is or becomes a subsidiary of another company after the effective date of the Reorganization.
          Adjustments and determinations under this Section 6 shall be made by the Program Administrators, whose decisions as to such adjustments or determinations shall be final, binding, and conclusive.

          Section 7. Written Notice Required. Any option granted pursuant to the terms of this Nonqualified Plan shall be exercised when written notice of that exercise has been given to the Company at its principal office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Company.
          Section 8. Compliance with Securities Laws. Shares shall not be issued with respect to any option granted under the Nonqualified Plan, unless the exercise of that option and the issuance and delivery of the shares pursuant thereto shall comply with all applicable provisions of foreign, state and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require an Optionee to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment purposes and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her option and the imposition of stop-transfer instructions restricting their transferability as required by law or by this Section 8.
          Section 9. Continued Employment or Service. Each Optionee, if requested by the Program Administrators, must agree in writing as a condition of the granting of his or her option, to remain in the employment of, or service to, the Company or any of its subsidiaries following the date of the granting of that option for a period specified by the Program Administrators. Nothing in this Nonqualified Plan or in any option granted hereunder shall confer upon any Optionee any right to continued employment by, or service to, the Company or any of its subsidiaries, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment or service arrangement.
          Section 10. Option Rights Upon Termination of Employment or Service. If an Optionee under this Nonqualified Plan ceases to be employed by, or provide services to, the Company or any of its subsidiaries for any reason other than death or disability, his or her option shall immediately terminate; provided, however, that the Program Administrators may, in their discretion, allow the option to be exercised, to the extent exercisable on the date of termination of employment or service, at any time within three months after the date of termination of employment or service, unless either the option or this Nonqualified Plan otherwise provides for earlier termination.
          Section 11. Option Rights Upon Disability. If an Optionee becomes disabled within the meaning of Code Section 422 (e) (3) while employed by the Company or any subsidiary corporation, the Program Administrators, in their discretion, may allow the option to be exercised, to the extent exercisable on the date of termination of employment, at any time within one year after the date of termination of employment due to disability, unless either the option or the Nonqualified Plan otherwise provides for earlier termination.
          Section 12. Option Rights Upon Death of Optionee. Except as otherwise limited by the Program Administrators at the time of the grant of an option, if an Optionee dies while employed by, or providing services to, the Company or any of its subsidiaries, his or her option shall expire one year after the date of death unless by its terms it expires sooner. During this one year or shorter period, the option may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the

Optionee’s rights under the option shall pass by will or by the laws of descent and distribution, but only to the extent that the Optionee is entitled to exercise the option at the date of death.
          Section 13. Options Not Transferable. Options granted pursuant to the terms of this Nonqualified Plan may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of an Optionee only by that Optionee. No such options shall be pledged or hypothecated in any way nor shall they be subject to execution, attachment, or similar process.
          Section 14. Adjustments to Number and Purchase Price of Optioned Shares. All options granted pursuant to the terms of this Nonqualified Plan shall be adjusted in a manner prescribed by Article 6 of the General Provisions of the Program.
PLAN III
HOLL TECHNOLOGIES COMPANY
RESTRICTED SHARE PLAN
          Section 1. Purpose. The purpose of this Holl Technologies Company Restricted Share Plan (the “Restricted Plan”) is to promote the growth and general prosperity of the Company by permitting the Company to grant restricted shares to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries and to provide key individuals with an additional incentive to contribute to the success of the Company. The Restricted Plan is Part IV of the Program.
          Section 2. Terms and Conditions. The terms and conditions of restricted shares granted under the Restricted Plan may differ from one another as the Program Administrators shall, in their discretion, determine as long as all restricted shares granted under the Restricted Plan satisfy the requirements of the Restricted Plan.
          Each restricted share grant shall provide to the recipient (the “Holder”) the transfer of a specified number of shares of Common Stock of the Company that shall become nonforfeitable upon the achievement of specified service or performance conditions within a specified period (the “Restriction Period”) as determined by the Program Administrators. At the time that the restricted share is granted, the Program Administrators shall specify the service or performance conditions and the period of duration over which the conditions apply.
          The Holder of restricted shares shall not have any rights with respect to such award, unless and until such Holder has executed an agreement evidencing the terms and conditions of the award (the “Restricted Share Award Agreement”). Each individual who is awarded restricted shares shall be issued a stock certificate in respect of such shares. Such certificate shall be registered in the name of the Holder and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:
The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Holl Technologies Company Restricted Share Plan and Restricted Share Award Agreement entered into between the registered owner and Holl

Technologies Company. Copies of such Plan and Agreement are on file in the offices of Holl Technologies Company.
          The Program Administrators shall require that the stock certificates evidencing such shares be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any restricted share award, the Holder shall have delivered a stock power, endorsed in blank, relating to the stock covered by such award. At the expiration of each Restriction Period, the Company shall redeliver to the Holder certificates held by the Company representing the shares with respect to which the applicable conditions have been satisfied.
          Section 3. Nontransferable. Subject to the provisions of the Restricted Plan and the Restricted Share Award Agreements, during the Restriction Period as may be set by the Program Administrators commencing on the grant date, the Holder shall not be permitted to sell, transfer, pledge, or assign shares of restricted shares awarded under the Restricted Plan.
          Section 4. Restricted Share Rights Upon Employment or Service. If a Holder terminates employment or service with the company prior to the expiration of the Restriction Period, any restricted shares granted to him subject to such Restriction Period shall be forfeited by the Holder and shall be transferred to the Company. The Program Administrators may, in their sole discretion, accelerate the lapsing of or waive such restrictions in whole or in part based upon such factors and such circumstances as the Program Administrators may determine, in its sole discretion, including, but not limited to, the Plan Participant’s retirement, death, or disability.
          Section 5. Stockholder Rights. The Holder shall have, with respect to the restricted shares granted, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates for shares of unrestricted stock shall be delivered to the grantee promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such restricted shares.
          Section 6. Compliance with Securities Laws. Shares shall not be issued under the Restricted Plan unless the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of foreign, state and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require a Holder to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment purposes and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Holder shall consent to the imposition of a legend on the shares of Common Stock issued pursuant to the Restricted Share Plan and the imposition of stop-transfer instructions restricting their transferability as required by law or by this Section 6.
          Section 7. Continued Employment or Service. Each Holder, if requested by the Program Administrators, must agree in writing as a condition of the granting of his or her restricted shares, to remain in the employment of, or service to, the Company or any of its subsidiaries following the date of the granting of that restricted share for a period specified by the Program Administrators. Nothing in the Restricted Plan or in any restricted share granted hereunder shall confer upon any Holder any right to continued employment by, or service to, the Company or any of its subsidiaries, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment or service arrangement.
          Section 8. Adjustments to Number and Purchase Price of Optioned Shares. All options granted pursuant to the terms of the Restricted Plan shall be adjusted in a manner prescribed by Article 6 of the General Provisions of the Program.
PLAN IV
HOLL TECHNOLOGIES COMPANY
STOCK PURCHASE PLAN
          Section 1. Purpose. The purpose of the Holl Technologies Company Stock Purchase Plan (the “Stock Purchase Plan”) is to promote the growth and general prosperity of the Company by permitting the Company to sell to employees of the Company and its subsidiaries shares of the Company’s stock in accordance with Section 423 of the Code (“Section 423”), and it is the intention of the Company to have the Stock Purchase Plan qualify as an Employee Stock Purchase Plan in accordance with Section 423. Accordingly, the Stock Purchase Plan shall be construed to extend and limit participation consistent with the requirements of Section 423.
          Section 2. Terms and Conditions. The terms and conditions of shares to be offered to be sold to employees of the Company and its subsidiaries under the Stock Purchase Plan shall comply with Section 423.
          Section 3. Offering Periods and Participation. The Stock Purchase Plan shall be implemented through a series of consecutive and overlapping Offering Periods. An Eligible Employee may enroll in an Offering Period by delivering an agreement evidencing the terms and conditions of the stock subscription in a form prescribed by the Program Administrators (the “Subscription Agreement”) to the Company’s payroll office at least five (5) business days prior to the Enrollment Date for that Offering Period (or such lesser number of business days as the Program Administrators, in their sole discretion, may permit). Eligible Employees shall participate in only one Offering Period at a time, and a Subscription Agreement in effect for a Plan Participant for a particular Offering Period shall continue in effect for subsequent Offering Periods if the Plan Participant remains an Eligible Employee and has not withdrawn pursuant to Section 7.
          Section 4. Options.
                    (a) Grants. On the Enrollment Date for each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the Purchase Price) up to the lesser of: (i)                                          (                    ) shares or (ii) that number of shares of Common Stock determined by dividing $                     by the Fair Market Value of a share of Common Stock on the Enrollment Date (such number of shares under clause (i) or (ii) being the “Periodic Exercise Limit”). The option shall expire immediately after the last Exercise Date of the Offering Period.

                      (b) Grant Limitations. Any provisions of the Stock Purchase Plan to the contrary notwithstanding, no Plan Participant shall be granted an option under the Stock Purchase Plan:
                         (i) if, immediately after the grant, such Plan Participant would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary (applying the constructive ownership rules of Section 424(d) of the Code and treating stock that a Plan Participant may acquire under outstanding options as stock owned by the Plan Participant); or
                         (ii) that permits such Plan Participant’s rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate that exceeds Twenty Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) in any calendar year (computed utilizing the rules of Section 423(b)(8) of the Code).
               (c) No Rights in Respect of Underlying Stock. The Plan Participant will have no interest or voting right in shares covered by an option until such option has been exercised.
               (d) Common Stock Account. As a condition of participation in the Stock Purchase Plan, each Plan Participant shall be required to receive shares purchased under the Stock Purchase Plan in a common stock account (the “Common Stock Account”) maintained by an agent selected by the Company to hold the Common Stock purchased under the Stock Purchase Plan (the “Custodian”) and such Plan Participant’s decision to participate in the Stock Purchase Plan shall constitute the appointment of the Custodian as custodial agent for purpose of holding such shares. The Common Stock Account will be governed by, and subject to, the terms and conditions of a written agreement with the Custodian in a form approved by the Program Administrators.
               (e) Dividends on Shares. Subject to the limitations of Section 4(a) hereof and Section 423(b)(8) of the Code, all cash dividends, if any, paid with respect to shares of Common Stock purchased under the Stock Purchase Plan and held in a Plan Participant’s Common Stock Account shall be automatically invested in shares of Common Stock purchased at 100% of Fair Market Value on the next Exercise Date. All non-cash distributions on Common Stock purchased under the Stock Purchase Plan and held in a Plan Participant’s Common Stock Account shall be paid to the Plan Participant as soon as practical.
               (f) Withdrawal of Shares From Common Stock Account. Prior to the Plan Participant’s termination of employment with the Company and its subsidiaries, a Plan Participant may withdraw some or all of the whole shares held in the Plan Participant’s Common Stock Account, provided that at least twelve (12) months have expired following the Exercise Date on which such shares of Common Stock were purchased under the Stock Purchase Plan, and provided, further, that the Plan Participant provides prior written notice to the Company of such withdrawal if such withdrawal is prior to the expiration of twenty-four (24) months following the Expiration Date on which shares of Common Stock were purchased under the Stock Purchase Plan.
               Section 5. Payroll Deductions.

               (a) Plan Participant Designations. The Subscription Agreement applicable to an Offering Period shall designate payroll deductions to be made on each payday during the Offering Period as a whole number percentage not exceeding twenty percent (20%) of such Eligible Employee’s compensation for the pay period preceding such payday, provided that the aggregate of such payroll deductions during the Offering Period shall not exceed twenty percent (20%) of the Plan Participant’s compensation during said offering period.
               (b) Plan Account Balances. The Company shall make payroll deductions as specified in each Plan Participant’s Subscription Agreement on each payday during the offering period and credit such payroll deductions to such Plan Participant’s Plan Account. A Plan Participant may not make any additional payments into such Plan Account. No interest will accrue on any payroll deductions. All payroll deductions received or held by the Company under the Stock Purchase Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
               (c) Plan Participant Changes. A Plan Participant may discontinue his or her participation in the Stock Purchase Plan as provided in Section 7, or may increase or decrease (subject to such limits as the Program Administrator may impose) the rate of his or her payroll deductions during any Purchase Period by filing with the Company a new Subscription Agreement authorizing such a change in the payroll deduction rate. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new Subscription Agreement, unless the Company elects to process a given change in participation more quickly.
               (d) Decreases. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 4(b) herein, a Plan Participant’s payroll deductions shall be decreased to zero percent at such time during any Purchase Period that is scheduled to end during a calendar year (the “Current Purchase Period”) when the aggregate of all payroll deductions previously used to purchase stock under the Stock Purchase Plan in a prior Purchase Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Purchase Period equal $21,250 (based on the 85% discount). Payroll deductions shall recommence at the rate provided in such Plan Participant’s Subscription Agreement at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless terminated by the Plan Participant as provided in Section 7.
               (e) Tax Obligations. At the time of each exercise of a Plan Participant’s option, and at the time any Common Stock issued under the Stock Purchase Plan to a Plan Participant is disposed of, the Plan Participant must adequately provide for the Company’s federal, state or other tax withholding obligations, if any, that arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the Plan Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including, but not limited to, any withholding required to make available to the Company any tax deductions or benefit attributable to sale or early disposition of Common Stock by the eligible employee.
               (f) Statements of Account. The Company shall maintain each Plan Participant’s Plan Account and shall give each Plan Participant a statement of account at least annually. Such statements will set forth the amounts of payroll deductions, the Purchase Price applicable to the Common Stock purchased, the number of shares purchased, the remaining cash balance and the dividends received, if any, for the period covered.
          Section 6. Exercise of Options.
          (a) Automatic Exercise on Exercise Dates. Unless a Plan Participant withdraws as provided in Section 7 below, his or her option for the purchase of shares will be exercised automatically on each Exercise Date within the Offering Period in which such Plan Participant is enrolled for the maximum whole number of shares of Common Stock as can then be purchased at the applicable Purchase Price with the payroll deductions accumulated in such Plan Participant’s Plan Account and not yet applied to the purchase of shares under the Stock Purchase Plan, subject to the Periodic Exercise Limit. All such shares purchased under the Stock Purchase Plan shall be credited to the Plan Participant’s Common Stock Account. During a Plan Participant’s lifetime, a Plan Participant’s options to purchase shares under the Stock Purchase Plan shall be exercisable only by the Plan Participant.
          (b) Compliance With Law. Shares of Common Stock shall not be issued with respect to any option granted under the Stock Purchase Plan, unless the exercise of that option and the issuance and delivery of those shares pursuant to that exercise comply with all applicable provisions of foreign, state and federal law including, without limitation, the Securities Act of 1933, as amended and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require a Plan Participant to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restriction imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Plan Participant shall consent to the imposition of a legend on the shares of Common Stock subject to his or her option and the imposition of stop-transfer instructions restricting their transferability as required by law or by this Section 6.
          (c) Excess Plan Account Balances. If, due to application of the Periodic Exercise Limit or otherwise, there remains in a Plan Participant’s Plan Account immediately following exercise of such Plan Participant’s option on an Exercise Date any cash accumulated during the Purchase Period immediately preceding such Exercise Date and not applied to the purchase of shares under the Stock Purchase Plan, such cash shall promptly be returned to the Plan Participant; provided, however, that if the next Purchase Period (including, without limitation, by not withdrawing pursuant to Section 7), such cash shall be contributed to the Plan Participant’s Plan Account for such next Purchase Period.
          7. Withdrawal; Termination of Employment.
          (a) Voluntary Withdrawal. A Plan Participant may withdraw from an Offering Period by giving written notice to the Company’s payroll office at least five (5) business days prior to the next Exercise Date. Such withdrawal shall be effective beginning five (5) business days after receipt by the Company’s payroll office of notice thereof. On or promptly following the effective date of any withdrawal, all (but not less than all) of the withdrawing Plan Participant’s payroll deductions credited to his or her Plan Account and not yet applied to the purchase of shares under the

Stock Purchase Plan will be paid to such Plan Participant, and on the effective date of such withdrawal such Plan Participant’s option for the Offering Period will be automatically terminated and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a Plan Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of any succeeding Offering Period, unless the Plan Participant delivers to the Company a new Subscription Agreement with respect thereto.
          (b) Termination of Employment. Promptly after a Plan Participant’s ceasing to be an employee for any reason all shares of Common Stock held in a Plan Participant’s Common Stock Account and the payroll deductions credited to such Plan Participant’s Plan Account and not yet applied to the purchase of shares under the Stock Purchase Plan will be returned to such Plan Participant or, in the case of his or her death, to the person or persons entitled thereto, and such Plan Participant’s option will be automatically terminated, provided that, if the Company does not learn of such death more than five (5) business days prior to an Exercise Date, payroll deductions credited to such Plan Participant’s Plan Account may be applied to the purchase of shares under the Stock Purchase Plan on such Exercise Date.
          8. Transferability. Neither payroll deductions credited to a Plan Participant’s Plan Account nor any rights with regard to the exercise of an option or to receive shares under the Stock Purchase Plan may be assigned, transferred, pledged or otherwise disposed of by the Plan Participant in any way other than by will or the laws of descent and distribution, and any option granted to a Plan Participant shall, during such Plan Participant’s lifetime, be exercisable only by such Plan Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Program Administrator may treat such act as an election to withdraw from an offering period in accordance with Section 7.
          9. Definitions. Capitalized terms used in the Stock Purchase Plan and not otherwise defined in the Program have the meanings set forth below:
          “Compensation” means the gross base salary or hourly compensation and the gross amount of any cash bonus paid to a Plan Participant, without reduction for contributions to any 401(k) plan sponsored by the Company.
          “Eligible Employee” means an Employee who has been an Employee for least [up to two years].
          “Employee” means any individual who is an employee of the Company for purposes of tax withholding under the Code other than any employee of the Company described in Section 423(b)(4)(A), (B), (C) or (D) of the Code. For purposes of the Stock Purchase Plan, the employment relationship shall be treated as continuing while the individual is on sick leave or other leave of absence approved by the Company, except that when the period of leave exceeds 90 days and the individual’s right to re-employment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.
          “Enrollment Date” means the last business day of the first payroll period of the Company ending in                      and                      of each Offering Period during the duration of the Stock Purchase Plan, commencing with the payroll periods the first business days of which are the                       of                       , 199                      and the                        of                      , 199                      , respectively.

          “Exercise Date” means the last business day of                      (or in the first week of                     ) or                      (or in the first week of                     ), as the case may be, of each Purchase Period that corresponds with the end of a payroll period of the Company commencing with the                       of                       , 199                      for the Purchase Period commencing with the                        of                      , 199                    , and the                      of                     , 199                     for the Purchase Period commencing with the                       day of                     , 199                    .
          “Offering Period” means each period of twenty-four (24) months, either (i) commencing on the first business day of each                      that corresponds to the beginning of a payroll period of the Company in                      (commencing with                     , 199                    ), and terminating on the last business day of                      (or in the first week of                     ) twenty-four (24) months later that corresponds with the end of a payroll of the Company or (ii) commencing on the first business day of each                      that corresponds to the beginning of a payroll period of the Company in                      (commencing with                     , 199                    ), and terminating on the last business day of                      (or in the first week of                     ) twenty-four (24) months later that corresponds with the end of a payroll period of the Company. The Program Administrators shall have the power to change the duration of Offering Periods without stockholder approval in connection with any adjustment required under Article 6 of the General Provisions, or if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.
          “Plan Account” means the account maintained by the Company for the Plan Participants in the Stock Purchase Plan, to which are credited the payroll deductions made for such Plan Participant pursuant to Section 5 and from which are debited amounts paid for the purchase of shares upon exercise of such Plan Participant’s option pursuant to Section 6.
          “Purchase Price” as of any Exercise Date means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date [or on the Enrollment Date for the Offering Period in which such Exercise Date occurs, whichever is lower].
           “Purchase Period” means each six-month period within an Offering Period, commencing on the first business day of each                        that corresponds to the beginning of a payroll period of the Company in                       (commencing with                       , 199                     ), and                        (commencing with                      , 199                      ) that corresponds to the beginning of a payroll period for the Company therein and ending on the last business day of each                        (or in the first week of                                            ) and                        (or in the first week of                       ), respectively, therein.
PLAN V
HOLL TECHNOLOGIES COMPANY
NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
          Section 1. Purpose; Plan. The purpose of this Holl Technologies Company Non-Employee Director Stock Option Plan (the “Directors Plan”) is to permit the Company to grant options to purchase shares of its Common Stock to non-employee directors of the Company. Any option granted pursuant to the Directors Plan shall be clearly and specifically designated as not being an incentive stock option, as defined in Section 422 of the Code. This Directors Plan is Part V of the Program. Unless any provision herein indicates to the contrary, the Nonqualified Plan shall be subject to the General Provisions of the Program. On the next to last business day of each fiscal year of the Company, the Company shall grant to each non-employee director of the Company options to purchase                      shares of Common Stock. The terms and conditions of options granted under the Directors Plan shall be in duration, form and substance as the

Program Administrators shall in their discretion determine, but in no event shall any option granted under the Directors Plan expire later than ten (10) years from the date on which the option is granted.
          Section 2. Compliance with Securities Laws. Shares shall not be issued with respect to any option granted under the Directors Plan, unless the exercise of that option and the issuance and delivery of the shares pursuant thereto shall comply with all applicable provisions of foreign, state and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require an Optionee to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment purposes and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her option and the imposition of stop-transfer instructions restricting their transferability as required by law or by this Section 2.
          Section 3. Adjustments to Number and Purchase Price of Optioned Shares. All options granted pursuant to the terms of this Directors Plan shall be adjusted in a manner prescribed by Article 6 of the General Provisions of the Program.
PLAN VI
STOCK APPRECIATION RIGHTS PROGRAM
     Section 1. SAR Terms and Conditions. The terms and conditions of SARs granted under the Stock Appreciation Rights Plan (the “SAR Plan”) may differ from one another as the Plan Administrators shall, in their discretion, determine in each SAR agreement (the “SAR Agreement”). Unless any provision herein indicates to the contrary, this SAR Plan shall be subject to the General Provisions of the Program.
     Section 2. Duration of Options. Each SAR and all rights thereunder granted pursuant to the terms of the SAR Plan shall expire on the date determined by the Plan Administrators as evidenced by the SAR Agreement, but in no event shall any SAR expire later than ten (10) years from the date on which the SAR is granted. In addition, each SAR shall be subject to early termination as provided in the SAR Plan.
     Section 3. Grant. Subject to the terms and conditions of the SAR Agreement, the Plan Administrators may grant the right to receive a payment upon the exercise of an SAR which reflects the appreciation in the Fair Market Value of the number of shares of Common Stock for which such SAR was granted to any person who is eligible to receive Awards either: (i) in tandem with the grant of an Incentive Option; (ii) in tandem with the grant of a Nonqualified Option; or (iii) independent of the grant of an Incentive Option or Nonqualified Option. Each grant of an SAR which is in tandem with the grant of an Incentive Option or Nonqualified Option shall be evidenced by the same agreement as the Incentive Option or Nonqualified Option which is granted in tandem with such SAR and such SAR shall relate to the same number of shares of Common Stock to which such SAR shall relate and such other terms and conditions as the Plan Administrators, in their sole discretion, deem are not inconsistent with the terms the SAR Plan, including conditions on the exercise of such SAR which relate to the employment the Plan Participant or requirement that the Plan Participant exchange a prior outstanding option and/or SAR.

     Section 4. Payment at Exercise. Upon the settlement of an SAR in accordance with the terms of the SAR Agreement, the Plan Participant shall (subject to the terms and conditions of the SAR Plan and SAR Agreement) receive a payment equal to the excess, if any, of the SAR Exercise Price defined below) for the number of shares of the SAR being exercised at that time over the SAR Grant Price (as defined below) for such shares. Such payment may be paid in cash or in shares of the Company’s Common Stock or by a combination of the foregoing, at the time of exercise of the SAR, specified by the Plan Administrators in the SAR Agreement. If any portion of the payment is paid shares of the Company’s Common Stock, such shares shall be valued for this purpose at the SAR Exercise Price on the date the SAR is exercised and any payment in shares which calls for a payment in fractional share shall automatically be paid in cash based on such valuation. As used herein, “SAR Exercise Date” shall mean the date on which the exercise of an SAR occurs under the SAR Agreement, “SAR Exercise Price” shall mean the Fair Market Value of a shares of Common Stock on a SAR Exercise Date and “SAR Grant Price” shall mean the price which would have been the option exercise price for one share of Common Stock if the SAR had been granted as an option, or if the SAR granted in tandem with an option, the option exercise price per share for the related option.
     Section 5. Special Terms and Conditions. Each SAR Agreement which evidences the grant of an SAR shall incorporate such terms and conditions as the Plan Administrators in their solute discretion deem are not inconsistent with the terms of the SAR Plan and the agreement for Incentive Option or Nonqualified Option, if any, granted in tandem with such SAR except that: (i) if an SAR is granted in tandem with an Incentive Option or Nonqualified Option, the SAR shall be exercisable only when the related Incentive Option or Nonqualified Option is exercisable; and (ii) the Plan Participant’s right to exercise an SAR granted in tandem with an Incentive Option or Nonqualified Option shall be forfeited to the extent that he or she exercises the related Incentive Option or Nonqualified Option and his or her right to exercise the Incentive Option or Nonqualified Option shall be forfeited to the extent he or she exercises the related SAR, but any such forfeiture shall not count as a forfeiture for purposes of making the shares subject to such option or SAR again available for use under the General Provisions of the Plan.

PLAN VII
OTHER STOCK RIGHTS PROGRAM
     Section 1. Terms and Conditions. The terms and conditions of Performance Shares, Stock Payments or Dividend Equivalent Rights granted under the Other Stock Rights Program (the “Stock Rights Plan”) may differ from one another as the Plan Administrators shall, in their discretion, determine in each stock rights agreement (the “Stock Rights Agreement”). Unless any provision herein indicates to the contrary, this Stock Rights Plan shall be subject to the General Provisions of the Program.
     Section 2. Duration. Each Performance Share or Dividend Equivalent Right and all rights thereunder granted pursuant to the terms of the Stock Rights Plan shall expire on the date determined by the Plan Administrators as evidenced by the Stock Rights Agreement, but in no event shall any Performance Shares or Dividend Equivalent Rights expire later than ten (10) years from the date on which the Performance Shares or Dividend Equivalent Rights are granted. In addition, each Performance Share, Stock Payment or Dividend Equivalent Right shall be subject to early termination as provided in the Stock Rights Plan.
     Section 3. Grant. Subject to the terms and conditions of the Stock Rights Agreement, the Plan Administrators may grant Performance Shares, Stock Payments or Dividend Equivalent Rights as provided under the Stock Rights Plant. Each grant of Performance Shares, Dividend Equivalent Rights and Stock Payments shall be evidenced by a Stock Rights Agreement, which shall state the terms and conditions of each as the Plan Administrators, in their sole discretion, deem are not inconsistent with the terms of the Stock Rights Plan.
     Section 4. Performance Shares. Performance Shares shall become payable to a Plan Participant based upon the achievement of specified Performance Objectives and upon such other terms and conditions as the Plan Administrators may determine and specify in the Stock Rights Agreement evidencing such Performance Shares. Each grant shall satisfy the conditions for performance-based awards hereunder and under the General Provisions. A grant may provide for the forfeiture of Performance Shares in the event of termination of employment or other events, subject to exceptions for death, disability, retirement or other events, all as the Plan Administrators may determine and specify in the Stock Rights Agreement for such grant. Payment may be made for the Performance Shares at such time and in such form as the Plan Administrators shall determine and specify in the Stock Rights Agreement and payment for any Performance Shares may be made in full in cash or by certified cashier’s check payable to the order of the Company or, if permitted by the Plan Administrators, by shares of the Company’s Common Stock or by the surrender of all or part of an Award, or in other property, rights or credits deemed acceptable by the Plan Administrators or, if permitted by the Plan Administrators, by a combination of the foregoing. If any portion of the purchase price is paid in shares of the Company’s Common Stock, those shares shall be tendered at their then Fair Market Value as determined by the Plan Administrators in accordance herewith. Payment in shares of Common Stock includes the automatic application of shares of Common Stock received upon the exercise or settlement of Performance Shares or other option or Award to satisfy the exercise or settlement price.

     Section 5. Stock Payments. The Plan Administrators may grant Stock Payments to a person eligible to receive the same as a bonus or additional compensation or in lieu of the obligation of the Company or a subsidiary to pay cash compensation under other compensatory arrangements, with or without the election of the eligible person, provided that the Plan Participant will be required to pay an amount equal to the aggregate par value of any newly issued Stock Payments. A Plan Participant shall have all the voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Plan Participant as a Stock Payment upon the Plan Participant becoming holder of record of such shares of Common Stock; provided, however, the Plan Administrators may impose such restrictions on the assignment or transfer of such shares of Common Stock as they deem appropriate and as are evidenced in the Stock Rights Agreement for such Stock Payment.
     Section 6. Dividend Equivalent Rights. The Plan Administrators may grant Dividend Equivalent Rights in tandem with the grant of Incentive Option or Nonqualified Option, SARS, Restricted Shares or Performance Shares that otherwise do not provide for the payment of dividends on the shares of Common Stock subject to such awards for the period of time to which such Dividend Equivalent Rights apply, or may grant Dividend Equivalent Rights that are independent of any other such award. A Dividend Equivalent Right granted in tandem with another award may be evidenced by the agreement for such other award; otherwise, a Dividend Equivalent Right shall be evidenced by a separate Stock Rights Agreement. Payment may be made by the Company in cash or by shares of the Company’s Common Stock or by a combination of the foregoing, may be immediate or deferred and may be subject to such employment, performance objectives or other conditions as the Plan Administrators may determine and specify in the Stock Rights Agreement for such Dividend Equivalent Rights. The total payment attributable to a share of Common Stock subject to a Dividend Equivalent Right shall not exceed one hundred percent (100%) of the equivalent dividends payable with respect to an outstanding share of Common Stock during the term of such Dividend Equivalent Right, taking into account any assumed investment (including assumed reinvestment in shares of Common Stock) or interest earnings on ch equivalent dividends as determined under the Stock Rights Agreement in the case of a deferred payment, provided that such percentage may increase to a maximum of two hundred percent (200%) if the Dividend Equivalent Right is subject to a performance objective.

HOLL TECHNOLOGIES COMPANY
COMPENSATORY STOCK OPTION PLAN
GRANT OF OPTION
Date of Grant:                     ,
     THIS GRANT, dated as of the date of grant first stated above (the “Date of Grant”), is delivered by Holl Technologies Company, a California corporation (the “Company”) to                                          (the “Grantee”), who is a key employee or key non-employee of the Company or one of its subsidiaries (the Grantee’s employer is sometimes referred to herein as the (“Employer”).
     WHEREAS, the Board of Directors of the Company (the “Board”) on                                          , adopted the Holl Technologies Company Compensatory Stock Option Plan (the “Plan”);
     WHEREAS, the Plan provides for the granting of stock options by a committee to be appointed by the Board (the “Committee”) to key employees or key non-employees of the Company or any subsidiary of the Company to purchase, or to exercise certain rights with respect to, shares of the Common Stock of the Company, par value $.001 per share (the “Stock”), in accordance with the terms and provisions thereof; and
     WHEREAS, the Committee considers the Grantee to be a person who is eligible for a grant of compensatory stock options under the Plan, and has determined that it would be in the best interest of the Company to grant the compensatory stock options documented herein.
     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:
1 Grant of Option.
     Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Committee, hereby grants to the Grantee, as of the Date of Grant, an option to purchase up to shares of Stock at a price of $                     per share, the fair market value. Such option is hereinafter referred to as the “Option” and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the “Option Shares.” The Option is intended by the parties hereto to be, and shall be treated as, an option not qualified as an incentive stock option (as such term is defined under section 422 of the Internal Revenue Code of 1986).
2 Installment Exercise.
     Subject to such further limitations as are provided herein, the option shall become exercisable in                      installments, the Grantee having the right hereunder to purchase from the Company the following number of Option Shares upon exercise of the Option, on and after the following dates, in cumulative fashion:
     (a) on and after the                      anniversary of the Date of Grant, up to                      (ignoring fractional shares) of the total number of Option Shares;

     (b) on and after the                      anniversary of the Date of Grant, up to an additional                      (ignoring fractional shares) of the total number of Option Shares;
     (c) on and after the                      anniversary of the Date of Grant, up to an additional                      (ignoring fractional shares) of the total number of Option Shares;
     (d) on and after the                      anniversary of the Date of Grant, up to an additional                      (ignoring fractional shares) of the total number of Option Shares; and
     (e) on and after the                      anniversary of the Date of Grant, the remaining Option Shares.
3 Termination of Option.
     (a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of                      years from the Date of Grant (the “Option Term” [no more than 10 years from Date of Grant].
     (b) Upon the occurrence of the Grantee’s ceasing for any reason to be employed by the Employer (such occurrence being a “termination of the Grantee’s employment”), the Option, to the extent not previously exercised, shall terminate and become null and void immediately upon such termination of the Grantee’s employment, except in a case where the Committee may otherwise determine. As determined by the Committee, upon a termination of the Grantee’s employment by reason of disability or death, the Option may be exercised, but only to the extent that the Option was outstanding and exercisable on such date of disability or death, up to a one-year period following the date of such termination of the Grantee’s employment. As determined by the Committee, upon termination of the Grantee’s employment by reason other than disability or death, the Option may be exercised, but only to the extent the option was outstanding and exercisable on any such date of termination, up to a three month period following the date of such termination of the Grantee’s employment.
     (c) In the event of the death of the Grantee, the Option may be exercised by the Grantee’s legal representative, but only to the extent that the Option would otherwise have been exercisable by the Grantee.
     (d) A transfer of the Grantee’s employment between the Company and any subsidiary of the Company, or between any subsidiaries of the Company, shall not be deemed to be a termination of the Grantee’s employment.
4 Exercise of Options.
     (a) The Grantee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof.
     (b) Full payment (in U.S. dollars) by the Grantee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Committee, in whole or in part through the surrender of shares of Stock at their fair market value on the exercise date.
     (c) On the exercise date specified in the Grantee’s notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Grantee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Stock or reacquired Stock, as the Company may elect) upon full payment for such Option Shares. However, if (i) the Grantee is subject to Section 16 of the Securities Exchange Act of 1934 and (ii) the Grantee exercises the Option before six months have passed from the Date of Grant, the Company shall hold in its custody any stock certificate arising from such exercise until six months has passed from the Date of Grant. The obligation of the Company to deliver Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
     (d) If the Grantee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Grantee’s right to purchase such Option Shares may be terminated by the Company. The date specified in the Grantee’s notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option shares to be purchased upon such exercise shall have been received by such date.
5 Adjustment of and Changes in Stock of the Company.
     In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of the Company, the Committee shall make such adjustment as may be required under the applicable reorganization agreement in the number and kind of shares of Stock subject to the Option or in the option price; provided, however, that no such adjustment shall give the Grantee any additional benefits under the Option. If there is no provision for the treatment of the Option under an applicable reorganization agreement, the Option may terminate on a date determined by the Committee following at least 30 days written notice to the Grantee.
6 Fair Market Value.
     As used herein, the “fair market value” of a share of Stock shall be determined by the Committee. However, if the Stock is publicly-traded, fair market value of a share of Stock shall be based upon the closing price per share of Stock on a national securities exchange.
7 No Rights of Stockholders.
     Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.
8 Non-Transferability of Option.

     During the Grantee’s lifetime, the option hereunder shall be exercisable only by the Grantee or any guardian or legal representative of the Grantee, and the Option shall not be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the option by notice to the Grantee and it shall thereupon become null and void.
9 Restriction on Exercise.
     The Option may not be exercised if the issuance of the Option Shares upon such exercise would constitute a violation of any applicable federal or State securities or other law or valid regulation. As a condition to the exercise of the Option, the Company may require the Grantee exercising the Option to make any representation or warranty to the Company as may be required by any applicable law or regulation and, specifically, may require the Grantee to provide evidence satisfactory to the Company that the Option Shares are being acquired only for investment purposes and without any present intention to sell or distribute the shares in violation of any federal or State securities or other law or valid regulation.
10. Employment of Service Not Affected.
     The granting of the option or its exercise shall not be construed as granting to the Grantee any right with respect to continuance of employment or service relationship with the Employer. Except as may otherwise be limited by a written agreement between the Employer and the Grantee, the right of the Employer to terminate at will the Grantee’s employment or service relationship with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company, as the Employer or on behalf of the Employer (whichever the case may be), and acknowledged by the Grantee.
11. Amendment of Option.
     The Option may be amended by the Committee at any time (i) if the Committee determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the option; or (ii) other than in the circumstances described in clause (i), with the consent of the Grantee.
12. Notice.
     All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by certified mail, return receipt requested, as follows:

To Employer:	Holl Technologies Company
1884 Eastman Avenue, Suite 101
Ventura, CA 93003

To Grantee:

13. Incorporation of Plan by Reference.
     The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.
14. Governing Law.
     The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of California, except to the extent preempted by federal law, which shall to the extent govern.
     IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this Grant of Option, and to apply the corporate seal hereto, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

HOLL TECHNOLOGIES COMPANY

By:
Name:
Title:

ACCEPTED AND AGREED TO:

[Grantee]

By:

Name:
Title:

HOLL TECHNOLOGIES COMPANY
RESTRICTED SHARES PLAN
RESTRICTED SHARE AWARD AGREEMENT
     THIS AGREEMENT is made as of                                          ,                      , by and between Holl Technologies Company (the “Company”) and                                                                  (“Grantee”):
     WHEREAS, the Company maintains the Holl Technologies Company Restricted Shares Plan (“Restricted Shares Plan”) under which the Plan’s committee (“Committee”) may award shares of the Company’s common stock of par value $.001 per share (“Common Stock”) to key employees and key non-employees as the Committee may determine, subject to terms, conditions, or restrictions as it may deem appropriate; and
     WHEREAS, pursuant to the Restricted Shares Plan, the Committee has awarded to Grantee a restricted stock award conditioned upon the execution by the Company and Grantee of a Restricted Share Award Agreement setting forth all the terms and conditions applicable to such award;
     NOW, THEREFORE, in consideration of the mutual promise and covenant contained herein, it is hereby agreed as follows:
1.	Award of Shares.

Under the terms of the Restricted Shares Plan, the Committee hereby awards and transfers to Grantee a restricted stock award on (“Grant Date”), covering shares of Common Stock (“Shares”) subject to the terms, conditions, and restrictions set forth in this Agreement. This transfer of Shares shall constitute a transfer of such property in connection with Grantee’s performance of service to the Company (which transfer is intended to constitute a “transfer” for purposes of Section 83 of the Internal Revenue Code).

2.	Share Restrictions.

During the period beginning on the Grant Date and ending on (the “Restriction Period”), Grantee’s ownership of the Shares shall be subject to a risk of forfeiture (which risk is intended to constitute a “substantial risk of forfeiture” for purposes of Section 83 of the Internal Revenue Code). Specifically, if Grantee’s employment or service with the Company is terminated for any reason, including Grantee’s death, disability, or retirement at any time before the Restriction Period ends, Grantee shall forfeit his or her ownership in the Shares. However, in the event of Grantee’s termination of employment or service, the Committee may, in its sole discretion, based upon relevant circumstances such as the Grantee’s death, disability, or retirement, waive the minimum employment or service requirement and provide Grantee with a nonforfeitable right to the Shares as of the date of such termination of employment or service.

3.	Stock Certificates.

A stock certificate evidencing the Shares shall be issued in the name of Grantee as of the Grant Date. Grantee shall thereupon be the shareholder of all the Shares represented by the stock certificate. As

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such, Grantee shall be entitled to all rights of a stockholder of the Company, including the right to vote the Shares and receive dividends and/or other distributions declared on such Shares.

Physical possession or custody of the stock certificate shall be retained by the Company until such time as the Restriction Period lapses without the occurrence of any forfeiture of the Shares in a manner described in the above Paragraph 2. Upon the expiration of the Restriction Period without the occurrence of such a forfeiture, the Company shall cause the stock certificate covering the Shares to be delivered to Grantee. In the event that Grantee’s employment or service with the Company is terminated prior to the lapse of the Restriction Period and there occurs a forfeiture of the Shares, the stock certificate representing such Shares shall be then reverted to the Company.
4.	Nontransferable.

During the Restriction Period, the Shares covered by the restricted stock award shall not be transferable by Grantee by means of sale, assignment, sale, pledge, encumbrance, or otherwise. During the Restriction Period, the Company shall place a legend on the stock certificate restricting the transferability of such certificate and referring to the terms and conditions applicable to the Shares pursuant to the Restricted Shares Plan and this Agreement.

Upon the lapse of the Restriction Period, the Shares shall not be delivered to Grantee if such delivery would constitute a violation of any applicable federal or State securities or other law or valid regulation. As a condition to the delivery of the Shares to Grantee, the Company may require Grantee to make any representation or warranty as may be required by any applicable law or regulation and, specifically, may require Grantee to provide evidence satisfactory to the Company that the Shares are being acquired only for investment purposes and without any present intention to sell or distribute the shares in violation of any federal or State securities or other law or valid regulation.

5.	Administration.

The Committee shall have full authority and discretion (subject only to the express provisions of the Restricted Shares Plan) to decide all matters relating to the administration and interpretation of the Restricted Shares Plan and this Agreement. All such Committee determinations shall be final, conclusive, and binding upon the Company, Grantee, and any and all interested parties.

6.	Right to Continued Employment or Service.

Nothing in the Restricted Shares Plan or this Agreement shall confer on a Grantee any right to continue in the employ of or service to the Company or, except as may otherwise be limited by a written agreement between the Company and the Grantee, in any way affect the Company’s right to terminate Grantee’s employment or service without prior notice at any time for any or no reason.

7.	Amendment.

This Agreement shall be subject to the terms of the Restricted Shares Plan as amended, the terms of which are incorporated herein by reference. However, the restricted stock award that is the subject

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of this Agreement may not in any way be restricted or limited by any Restricted Shares Plan amendment or termination approved after the date of the award without Grantee’s written consent.

8.	Force and Effect.

The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

9.	Governing Law.

This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California.

10.	Successors.

This Agreement shall be binding upon and inure to the benefit of the successors, assigns, and heirs of the respective parties.

11.	Notice.

All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by certified mail, return receipt requested, as follows:

To Employer:	Holl Technologies Company
1884 Eastman Avenue, Suite 101
Ventura, CA 93003

To Grantee:

12.	Entire Agreement.

This Agreement contains the entire understanding of the parties and shall not be modified or amended except in writing and duly signed by the parties. No waiver by either party of any default under this Agreement shall be deemed a waiver of any later default.

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IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date hereof.

HOLL TECHNOLOGIES COMPANY

[Grantee]
By:
	Name:	Name:
	Title:	Title:

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HOLL TECHNOLOGIES COMPANY INCENTIVE STOCK OPTION PLAN
GRANT OF OPTION
Date of Grant:                                                                  ,
     THIS GRANT, dated as of the date of grant first stated above (the “Date of Grant”) , is delivered by, a California corporation (the “Company”) to                                          (the “Grantee”), who is an employee of the Company or one of its subsidiaries (the Grantee’s employer is sometimes referred to herein as the “Employer”).
     WHEREAS, the Board of Directors of the Company (the “Board”) on                                          , adopted, with subsequent stockholder approval, the Holl Technologies Company Incentive Stock Option Plan (the “Plan”);
     WHEREAS, the Plan provides for the granting of incentive stock options by a committee to be appointed by the Board (the “Committee”) to key employees of the Company or any subsidiary of the Company to purchase, or to exercise certain rights with respect to, shares of the Common Stock of the Company, par value $.001 per share (the “Stock”), in accordance with the terms and provisions thereof; and
     WHEREAS, the Committee considers the Grantee to be a person who is eligible for a grant of incentive stock options under the Plan, and has determined that it would be in the best interest of the Company to grant the incentive stock options documented herein.
     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:
1.	Grant of Option.
     Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Committee, hereby grants to the Grantee, as of the Date of Grant, an option to purchase up to                      shares of Stock at a price of $                     per share, the fair market value [or, with respect to 10% stockholders, 110% of fair market value]. Such option is hereinafter referred to as the “Option” and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the “Option Shares.” The Option is intended by the parties hereto to be, and shall be treated as, an incentive stock option (as such term is defined under section 422 of the Internal Revenue Code of 1986).
2.	Installment Exercise.
     Subject to such further limitations as are provided herein, the option shall become exercisable in                      installments, the Grantee having the right hereunder to purchase from the Company the following number of option Shares upon exercise of the Option, on and after the following dates, in cumulative fashion:
     (a) on and after the                      anniversary of the Date of Grant, up to                      (ignoring fractional shares) of the total number of Option Shares;

1

     (b) on and after the                      anniversary of the Date of Grant, up to an additional                      (ignoring fractional shares) of the total number of Option Shares;
     (c) on and after the                      anniversary of the Date of Grant, up to an additional                      (ignoring fractional shares) of the total number of Option Shares;
     (d) on and after the                      anniversary of the Date of Grant, up to an additional                      (ignoring fractional shares) of the total number of Option Shares; and
     (e) on and after the                      anniversary of the Date of Grant, the remaining Option Shares.
3.	Termination of Option.
     (a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of ___ years from the Date of Grant (the “Option Term” [no more than 10 years from Date of Grant or, in the case of a 10% owner, no more than 5 years from Date of Grant]).
     (b) Upon the occurrence of the Grantee’s ceasing for any reason to be employed by the Employer (such occurrence being a “termination of the Grantee’s employment”), the Option, to the extent not previously exercised, shall terminate and become null and void immediately upon such termination of the Grantee’s employment, except in a case where the Committee may otherwise determine. As determined by the Committee, upon a termination of the Grantee’s employment by reason of disability or death, the Option may be exercised, but only to the extent that the Option was outstanding and exercisable on such date of disability or death, up to a one-year period following the date of such termination of the Grantee’s employment. As determined by the Committee, upon termination of the Grantee’s employment by reason other than death or disability, the Option may be exercised, but only to the extent the option was outstanding and exercisable on any such date of termination, up to a three-month period following the date of such termination of the Grantee’s employment.
     (c) In the event of the death of the Grantee, the Option may be exercised by the Grantee’s legal representative, but only to the extent that the option would otherwise have been exercisable by the Grantee.
     (d) A transfer of the Grantee’s employment between the Company and any subsidiary of the Company, or between any subsidiaries of the Company, shall not be deemed to be a termination of the Grantee’s employment.
4.	Exercise of options.
     (a) The Grantee may exercise the option with respect to all or any part of the number of option Shares then exercisable hereunder by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof.
     (b) Full payment (in U.S. dollars) by the Grantee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the

2

prior written consent of the Committee, in whole or in part through the surrender of shares of Stock at their fair market value on the exercise date.
     (c) On the exercise date specified in the Grantee’s notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Grantee, a certificate or certificates for the option Shares then being purchased (out of theretofore unissued stock or reacquired Stock, as the Company may elect) upon full payment for such option Shares. However, if (i) the Grantee is subject to Section 16 of the Securities Exchange Act of 1934 and (ii) the Grantee exercises the Option before six months have passed from the Date of Grant, the Company shall hold in its custody any stock certificate arising from such exercise until six months has passed from the Date of Grant. The obligation of the Company to deliver Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
     (d) If the Grantee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Grantee’s right to purchase such Option Shares may be terminated by the Company. The date specified in the Grantee’s notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.
5.	Adjustment of and changes in Stock of the Company.
     In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of the Company, the Committee shall make such adjustment as may be required under the applicable reorganization agreement in the number and kind of shares of Stock subject to the option or in the option price; provided, however, that no such adjustment shall give the Grantee any additional benefits under the Option. If there is no provision for the treatment of the Option under an applicable reorganization agreement, the Option may terminate on a date determined by the Committee following at least 30 days written notice to the Grantee.
6.	Fair Market Value.
     As used herein, the “fair market value” of a share of Stock shall be determined by the Committee. However, if the Stock is publicly-traded, fair market value of a share of Stock shall be based upon the closing price per share of Stock on a national securities exchange.
7.	No Rights of Stockholders.
     Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.
8.	Non-Transferability of Option.

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     During the Grantee’s lifetime, the Option hereunder shall be exercisable only by the Grantee or any guardian or legal representative of the Grantee, and the option shall not be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Grantee and it shall thereupon become null and void.
9.	Restriction on Exercise.
     The Option may not be exercised if the issuance of the Option Shares upon such exercise would constitute a violation of any applicable federal or State securities or other law or valid regulation. As a condition to the exercise of the Option, the Company may require the Grantee exercising the Option to make any representation or warranty to the Company as may be required by any applicable law or regulation and, specifically, may require the Grantee to provide evidence satisfactory to the Company that the Option Shares are being acquired only for investment purposes and without any present intention to sell or distribute the shares in violation of any federal or State securities or other law or valid regulation.
10.	Employment Not Affected.
     The granting of the option or its exercise shall not be construed as granting to the Grantee any right with respect to continuance of employment of the Employer. Except as may otherwise be limited by a written agreement between the Employer and the Grantee, the right of the Employer to terminate at will the Grantee’s employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company, as the Employer or on behalf of the Employer (whichever the case may be), and acknowledged by the Grantee.
11.	Amendment of option.
     The Option may be amended by the Committee at any time (i) if the Committee determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Grantee.
12.	Notice.
     All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by certified mail, return receipt requested, as follows:

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To Employer:	Holl Technologies Company
1884 Eastman Avenue, Suite 101
Ventura, CA 93003

To Grantee:

13.	Incorporation of Plan by Reference.
        The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.
14.	Governing Law.
        The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of California, except to the extent preempted by federal law, which shall to the extent govern.
        IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this Grant of Option, and to apply the corporate seal hereto, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.
HOLL TECHNOLOGIES COMPANY

By:
Name:
Title:

ACCEPTED AND AGREED TO:

[Grantee]

By:
Name:
Title:

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